Exhibit 99.1

FIVE-YEAR CREDIT AGREEMENT

Dated as of April 27, 2012

among

TIME WARNER CABLE INC.,

as Borrower

The Lenders Party Hereto,

CITIBANK, N.A.,

as Administrative Agent,

BNP PARIBAS, DEUTSCHE BANK SECURITIES INC.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents,

and

BARCLAYS BANK PLC, JPMORGAN CHASE BANK, N.A.,

MIZUHO CORPORATE BANK, LTD., RBC CAPITAL MARKETS, SUMITOMO MITSUI

BANKING CORPORATION, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

and

THE ROYAL BANK OF SCOTLAND PLC,

as Co-Documentation Agents

$3,500,000,000 FIVE-YEAR REVOLVING CREDIT FACILITY

BARCLAYS BANK PLC,

BNP PARIBAS SECURITIES CORP., CITIGROUP GLOBAL MARKETS INC.,

DEUTSCHE BANK SECURITIES INC., JPMORGAN SECURITIES LLC,

MIZUHO CORPORATE BANK, LTD., RBC CAPITAL MARKETS, RBS SECURITIES INC.,

SUMITOMO MITSUI BANKING CORPORATION

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

and

WELLS FARGO SECURITIES, LLC,

as Joint-Lead Arrangers and Joint Bookrunners

i

ii

SCHEDULES:

Schedule 2.01	Commitments
Schedule 2.03(A)	Borrowing Notice/Interest Election Notice/Prepayment Notice
Schedule 2.03(B)	Authorized Account Numbers & Locations
Schedule 6.08	Unrestricted Subsidiaries
Schedule 8	List of Proper Persons

EXHIBITS:
Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Guarantee
Exhibit C	Form of Extension Agreement
Exhibit D	Form of Tax Certificates

iii

FIVE-YEAR CREDIT AGREEMENT (as further amended, supplemented or otherwise modified from time to time, this “Agreement”) dated as of April 27, 2012, among TIME WARNER CABLE INC., a Delaware corporation (together with any replacement or successor entity pursuant to Section 6.04, the “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), BNP PARIBAS, DEUTSCHE BANK SECURITIES INC. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-syndication agents (in such capacity, the “Co-Syndication Agents”), BARCLAYS BANK PLC, JPMORGAN CHASE BANK, N.A., MIZUHO CORPORATE BANK, LTD., RBC CAPITAL MARKETS, SUMITOMO MITSUI BANKING CORPORATION, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. and THE ROYAL BANK OF SCOTLAND PLC, as co-documentation agents (in such capacity, the “Co-Documentation Agents”), and CITIBANK, N.A., as administrative agent.

W I T N E S S E T H:

WHEREAS, the Borrower has requested the Lenders to make loans and other extensions of credit to it in an aggregate amount at any time outstanding of up to $3,500,000,000 as more particularly described herein; and

WHEREAS, the Lenders are willing to make such loans and other extensions of credit on the terms and conditions contained herein;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Financial Statements” means, for any period, (a) the balance sheet of the Borrower and the Restricted Subsidiaries (treating Unrestricted Subsidiaries as equity investments of the Borrower to the extent that such Unrestricted Subsidiaries would not otherwise be treated as equity investments of the Borrower in accordance with GAAP) as of the end of such period and (b) the related statements of operations and stockholders equity for such period and, if such period is not a fiscal year, for the then elapsed portion of the fiscal year (treating Unrestricted Subsidiaries as equity investments of the Borrower to the extent that such Unrestricted Subsidiaries would not otherwise be treated as equity investments of the Borrower in accordance with GAAP).

“Adjusted LIBO Rate” means with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next Basis Point) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means Citibank, N.A., together with its affiliates, as an arranger of the Commitments and as administrative agent for the Lenders hereunder, together with any of its successors pursuant to Article VIII.

“Administrative Questionnaire” means, with respect to each Lender, an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that two or more Persons shall not be deemed Affiliates because an individual is a director and/or officer of each such Person.

“Agents” means the Co-Syndication Agents, the Co-Documentation Agents and the Administrative Agent.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate applicable for an interest period of one month commencing on such day plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or such LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or such LIBO Rate, respectively.

“Applicable Percentage” means, with respect to any Lender, the percentage of the sum of the total Commitments which is represented by such Lender’s Commitment (subject to adjustment as provided in Section 2.20). If all the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, with respect to the Facility Fee payable hereunder the applicable rate per annum set forth below expressed in Basis Points under the caption “Facility Fee” based upon the senior unsecured long-term debt credit rating (or an equivalent thereof) (in each case, a “Rating”) assigned by Moody’s and S&P, respectively, applicable on such date to the senior unsecured long-term debt of the Borrower, and with respect to any Eurodollar Loan or ABR Loan, the applicable rate per annum set forth below expressed in Basis Points under the caption “Applicable Margin – Eurodollar Loans” or “Applicable Margin – ABR Loans”, as applicable, based upon the Rating assigned by Moody’s and S&P, respectively:

Ratings S&P / Moody’s	Facility Fee	Applicable Margin – Eurodollar Loans	Applicable Margin – ABR Loans
Category A A- / A3 or Higher	10.0	90.0	0.0
Category B BBB+ / Baa1	12.5	100.0	0.0

Ratings S&P / Moody’s	Facility Fee	Applicable Margin – Eurodollar Loans	Applicable Margin – ABR Loans
Category C BBB / Baa2	15.0	110.0	10.0
Category D BBB- / Baa3	22.5	122.5	22.5
Category E Lower than BBB- /Baa3	30.0	145.0	45.0

For purposes of determining the Applicable Rate (A) if either Moody’s or S&P shall not have in effect a relevant Rating (other than by reason of the circumstances referred to in clause (C) of this definition), then the Rating assigned by the other rating agency shall be used; (B) if the relevant Ratings assigned by Moody’s and S&P shall fall within different Categories, the Applicable Rate shall be based on the higher of the two Ratings unless one of the two Ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; (C) if either rating agency shall cease to assign a relevant Rating solely because the Borrower elects not to participate or otherwise cooperate in the ratings process of such rating agency, the Applicable Rate shall not be less than that in effect immediately before such rating agency’s Rating became unavailable; and (D) if the relevant Ratings assigned by Moody’s or S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, or if the Borrower desires to replace either Moody’s or S&P with Fitch Ratings or another rating agency, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency, and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Arrangers” means, collectively, Barclays Bank PLC; BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; JPMorgan Securities LLC; Mizuho Corporate Bank, Ltd.; RBC Capital Markets; RBS Securities Inc.; Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi UFJ, Ltd.; and Wells Fargo Securities, LLC.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A.

“Availability Period” means the period from and including the Effective Date to but excluding the Commitment Termination Date.

“Basis Point” means 1/100th of 1%.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Borrower” has the meaning set forth in the preamble hereto.

“Borrower Materials” has the meaning set forth in Section 5.01.

“Borrowing” means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall mean any such day that is also a London Banking Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares, partnership interests or other equivalents (however designated and whether voting or non-voting) of such Person’s equity, whether outstanding on the date hereof or hereafter issued, and any and all equivalent ownership interests in a Person (other than a corporation) and any and all rights, warrants or options to purchase or acquire or exchangeable for or convertible into such shares, partnership interests or other equivalents.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or Issuing Bank (as applicable) and the Lenders, as collateral for LC Exposure, or obligations of Lenders to fund participations in respect thereof, (a) cash or deposit account balances, (b) letters of credit in form and substance, and from a letter of credit issuer, reasonably satisfactory to the Issuing Bank benefitting from such letter of credit, or (c) if the Issuing Bank benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (i) the Administrative Agent and (ii) the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) that (i) have maturities of not more than six months from the date of acquisition thereof or (ii) are subject to a repurchase agreement with an institution described in clause (b)(i) or (ii) below exercisable within six months from the date of acquisition thereof, (b) U.S. Dollar-denominated and Eurodollar time deposits, certificates of deposit and bankers’ acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof, from Moody’s is at least P-2 or the equivalent thereof or from Fitch is at least F-2 or the equivalent thereof (any such bank, an “Approved Lender”), in each case with maturities of not more than six months from the date of acquisition thereof, (c) commercial paper and variable and fixed rate notes issued by any Lender or Approved Lender or by the parent company of any Lender or Approved Lender and commercial paper, auction rate notes and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s or at least F-2 or the equivalent thereof by Fitch, and in each case maturing within six months after the date of acquisition thereof, (d) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, (f) tax-exempt commercial paper of U.S. municipal, state or local governments rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s or at least F-2 or the equivalent thereof by Fitch and maturing within six months after the date of acquisition thereof, (g) shares of money market mutual or similar funds sponsored by any registered broker dealer or mutual fund distributor, (h) repurchase obligations entered into with any bank meeting the qualifications of clause (b) above or any registered broker dealer whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof or from Fitch is at least F-2 or the equivalent thereof, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government or residential whole loan mortgages, and (i) demand deposit accounts maintained in the ordinary course of business.

“Change in Control” means (a) a Person or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act) acquiring or having beneficial ownership (it being understood that a tender of shares or other equity interests shall not be deemed acquired or giving beneficial ownership until such shares or other equity interests shall have been accepted for payment) of securities (or options to purchase securities) having a majority or more of the ordinary voting power of the Borrower (including options to acquire such voting power) or (b) a majority of the members of the board of directors of the Borrower cease to be composed of individuals (i) who are members of the board of directors on the date hereof, (ii) whose election or nomination to the board of directors of the Borrower was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the members of the board of directors of the Borrower or (iii) whose election or nomination to the board of directors of the Borrower was approved by individuals referred to in clause (i) or (ii)

above or this clause (iii) constituting at the time of such election or nomination at least a majority of the board of directors of the Borrower. For purposes of clause (a) of this definition, any direct or indirect holding company of the Borrower (which has been formed or organized by or on behalf of the Borrower) shall not itself be considered a Person or “group”; provided that no Person or “group” (other than another such direct or indirect holding company of the Borrower) acquires or beneficially owns, directly or indirectly, securities (or options to purchase securities) having a majority or more of the ordinary voting power of such holding company (including options to acquire such voting power).

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements and directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Co-Documentation Agents” has the meaning set forth in the preamble hereto.

“Co-Syndication Agents” has the meaning set forth in the preamble hereto.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and/or to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or Section 2.18, (b) extended from time to time pursuant to Section 2.04 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Commitment as of the Effective Date is set forth on Schedule 2.01 under the heading “Commitment”, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Termination Date” means the earlier of (a) the fifth anniversary of the Effective Date, as such date may be extended with respect to some or all of the Lenders pursuant to Section 2.04; provided that if such day is not a Business Day, then the immediately preceding Business Day and (b) the date on which the Commitments shall terminate in their entirety in accordance with the provisions of this Agreement.

“Commitment Utilization Percentage” means on any day the percentage equivalent to a fraction (a) the numerator of which is the sum of the aggregate outstanding Revolving Credit Exposures of the Lenders then in effect and (b) the denominator of which is the sum of the aggregate amount of the Commitments of the Lenders then in effect.

“Companies” means the Borrower and the Restricted Subsidiaries, collectively; and “Company” means any of them.

“Conduit Lender” means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Borrower (which consent shall not be unreasonably withheld); provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.14, 2.15, 2.16 or 9.03 than the designating Lender would have been entitled to receive in respect of the Loans made by such Conduit Lender or (b) be deemed to have any Commitment. The making of a Loan by a Conduit Lender hereunder shall utilize the Commitment of a designating Lender to the same extent, and as if, such Loan were made by such designating Lender.

“Consolidated EBITDA” means, for any period, Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense (excluding amortization of film inventory that does not constitute amortization of purchase price amortization), (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs (excluding amortization of film inventory that does not constitute amortization of purchase price amortization), (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (f) minority interest expense in respect of preferred stock of Subsidiaries of the Borrower, and (g) non-cash expenses in respect of stock options and restricted stock units and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income and (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), all as determined on a consolidated basis.

“Consolidated Leverage Ratio” means, as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded, without duplication (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that such other Person’s assets are acquired by the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or the Restricted Subsidiaries in the form of dividends or similar distributions and (c) the undistributed earnings of any Restricted Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement or instrument (other than any Credit Document), judgment, decree, order, statute, rule, governmental regulation or other requirement of law applicable to such Restricted Subsidiary; provided that the income of any Restricted Subsidiary of the Borrower shall not be excluded by reason of this clause (c) so long as such Restricted Subsidiary guarantees the Obligations.

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries under total assets at such date; provided that such amounts shall be calculated in accordance with Section 1.04.

“Consolidated Total Debt” means, at any date, the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries minus (a) the aggregate principal amount of any such Indebtedness that is payable either by its terms or at the election of the obligor in equity securities of the Borrower or the proceeds of options in respect of such equity securities and (b) the aggregate amount of cash and Cash Equivalents held by the Borrower or any of the Restricted Subsidiaries in excess of $25,000,000, all determined on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright Liens” means any Liens granted by the Borrower or any of its Subsidiaries on copyrights relating to movies or other programming, which movies or other programming are subject to one or more contracts entitling the Borrower or such Subsidiary to future payments in respect of such movies or other programming and which contractual rights to future payments are to be transferred by the Borrower or such Subsidiary to a special purpose Subsidiary of the Borrower or such Subsidiary organized for the purpose of monetizing such rights to future payments; provided that such Liens (a) are granted directly or indirectly for the benefit of the special purpose Subsidiary and/or the Persons who purchase such contractual rights to future payments from such special purpose Subsidiary and (b) extend only to the copyrights for the movies or other programming subject to such contracts for the purpose of permitting the completion, distribution and exhibition of such movies or other programming.

“Credit Documents” means this Agreement, the Guarantee and each Note.

“Credit Parties” means the Borrower and the Guarantors, collectively; and “Credit Party” means any of them.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default of which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.20(b), any Lender that, as reasonably determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit, within three Business Days of the date required to be funded by it, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s determination that a condition precedent to funding (specifically identified and including the particular default, if any), or a Lender voting requirement under Section 9.02(b), has not been satisfied, (b) has notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) a Loan, or a Lender voting requirement under Section 9.02(b), cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender upon receipt of such written confirmation by the Administrative Agent, and provided further that, with respect to clauses (a) through (c), a Lender shall not be deemed a Defaulting Lender solely by virtue of its failure to reimburse the Administrative Agent for expenses owed by such Lender pursuant hereto if such expenses are the subject of a good faith dispute), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority (so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such person).

“Dollars” or “$” refers to lawful money of the United States.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02), which date is April 27, 2012.

“Eligible Assignee” means any financial institution whose home office is domiciled in a country that is a member of the Organization for Economic Cooperation and Development and having capital and surplus in excess of $500,000,000; provided, however, that no Lender that is a Defaulting Lender, nor any Lender Affiliate of such Defaulting Lender, shall be an Eligible Assignee, unless consented to in writing by the Borrower and the Administrative Agent; provided, further, that neither the Borrower nor any of the Borrower’s Affiliates or Subsidiaries shall be an Eligible Assignee.

“Environmental Law” means all applicable and binding laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Restricted Subsidiaries directly or indirectly resulting from or based upon (a) a violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code and Section 302 of ERISA).

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived by regulation); (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is or is expected to be in reorganization or is insolvent; (d) the filing of a notice of intent to terminate a Pension Plan; (e) the treatment of a

Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Excluded Taxes” means, with respect to the Administrative Agent, any Issuing Bank, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder, (a) income or franchise taxes imposed on (or measured by) its net income (i) by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a)(i) above, (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of such designation of a new lending office or assignment, to receive additional amounts from such Credit Party with respect to such withholding tax pursuant to Section 2.16(a), (d) in the case of a Foreign Lender, any withholding tax that is attributable to such Foreign Lender’s failure to comply with Section 2.16(e), (e) in the case of a Lender that is a U.S. Person, any withholding tax that is attributable to the Lender’s failure to comply with Section 2.16(f), and (f) any Taxes imposed with respect to the requirements of FATCA.

“Existing Three-Year Credit Agreement” means that certain three-year credit agreement, dated as of November 3, 2010, among the Borrower, the lenders from time to time party thereto, the co-syndication agents and co-documentation agents named therein, and Bank of America, N.A., as administrative agent.

“Extending Lender” has the meaning assigned to such term in Section 2.04(d).

“Extension Request” has the meaning assigned to such term in Section 2.04(a).

“Facility Fee” has the meaning assigned to such term in Section 2.11(a).

“FATCA” means sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current and future regulations that are issued thereunder or official governmental interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next Basis Point) of the rates on overnight Federal funds transactions with members of the United States Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next Basis Point) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Fitch” means Fitch, Inc.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Franchise” means, with respect to any Person, a franchise, license, authorization or right to construct, own, operate, manage, promote, extend or otherwise utilize any cable television distribution system operated or to be operated by such Person or any of its Subsidiaries granted by any Governmental Authority, but shall not include any such franchise, license, authorization or right that is incidentally required for the purpose of installing, constructing or extending a cable television system.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Exposure other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders pursuant to Section 2.20(a)(iv) or Cash Collateralized in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles in the United States from time to time; provided, that, the Borrower may elect by written notice to the Administrative Agent that its financial statements be prepared and maintained in accordance with International Financial Reporting Standards and, in such event, “GAAP” shall mean International Financial Reporting Standards as in effect from time to time.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means the guarantee by the Guarantors of the Obligations of the Borrower, substantially in the form of Exhibit B.

“Guarantee Obligations” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee Obligations shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” means TWNY, TWE and any other Person that may be added to the Guarantee at the discretion of the Borrower, collectively; and “Guarantor” means any of them.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (but not including operating leases), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and payment obligations of such Person pursuant to agreements entered into in the ordinary course of business, which payment obligations are contingent on another Person’s satisfactory provision of services or products), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than Copyright Liens or Liens on interests or Investments in Unrestricted Subsidiaries) on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (but only to the extent of the lesser of the fair market value of the property subject to such Lien and the amount of such Indebtedness), (f) all Guarantee Obligations of such Person with respect to Indebtedness of others (except to the extent that such Guarantee Obligation guarantees Indebtedness of a Restricted Subsidiary), (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit (but only to the extent of all drafts drawn thereunder) and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. Notwithstanding the foregoing, Indebtedness shall not include (i) any obligation of such Person to guarantee performance of, or enter into indemnification agreements with respect to, obligations, entered into in the ordinary course of business, under any and all Franchises, leases, performance bonds, franchise bonds and obligations to reimburse drawings under letters of credit issued in lieu of performance or franchise bonds or (ii) obligations to make Tax Distributions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is (a) one, two, three or six months (or, with the consent of each Lender, a shorter period or nine or twelve months if available from all Lenders) thereafter, as the Borrower may elect or (b) one month thereafter, if the Borrower has made no election, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to such a Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” by any Person means any direct or indirect (a) loan, advance or other extension of credit or contribution to any other Person (by means of transfer of cash or other property to others, payments for property or services for the account or use of others, mergers or otherwise), (b) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities (including any option, warrant or other right to acquire any of the foregoing) or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness), (c) purchase or acquisition (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit and (d) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. Investments shall exclude extension of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business and in accordance with customary industry practice.

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Issuing Bank and the Borrower (or any Subsidiary) or in favor of the Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means BNP Paribas and The Royal Bank of Scotland N.V. (f/k/a ABN AMRO BANK N.V.), or any Lender or Affiliate of any Lender designated by the Borrower that agrees to be an Issuing Bank hereunder and any other bank reasonably acceptable to the Required Lenders and designated as an Issuing Bank by the Borrower, in its capacity as an issuer of Letters of Credit hereunder. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Any Issuing Bank shall become a party to this Agreement by execution and delivery of a supplemental signature page to this Agreement. Unless it shall agree otherwise in writing, each of the Royal Bank of Scotland N.V. (f/k/a ABN AMRO BANK N.V.) and BNP Paribas will be an Issuing Bank under this Agreement solely with respect to each letter of credit previously issued by it which pursuant to subsection 2.05(k) is deemed to constitute a Letter of Credit for all purposes of this Agreement, and shall have no obligation to issue any additional Letter of Credit.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a drawing made on any Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the maximum aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05.

“L/C Sublimit” means $500,000,000.

“Lender Affiliate” means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank.

“Letter of Credit” means any standby or trade letter of credit issued pursuant to Section 2.05 of this Agreement.

“LIBO Rate” means, with respect to any Eurodollar Borrowing denominated in Dollars for any Interest Period, the rate appearing on the LIBOR01 Page published by Reuters (or any other commercially available source providing rate quotations comparable to those currently provided on such page of such service as designated by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate per annum (rounded upwards, if necessary, to the next Basis Point) equal to the arithmetic average of the rates at which deposits in Dollars approximately equal in principal amount to $5,000,000 and for a maturity comparable to such Interest Period are offered with respect to any Eurodollar Borrowing to the principal London offices of the Reference Banks (or, if any Reference Bank does not at the time maintain a London office, the principal London office of any Affiliate of such Reference Bank) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period and; provided, however, that, if only two Reference Banks notify the Administrative Agent of the rates offered to such Reference Banks (or any Affiliates of such Reference Banks) as aforesaid, the LIBO Rate with respect to such Eurodollar Borrowing shall be equal to the arithmetic average of the rates so offered to such Reference Banks (or any such Affiliates.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in (including sales of accounts), on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing, but excluding any operating leases) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, business, results of operations, properties or liabilities of the Borrower and the Restricted Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform any of its material obligations to the Lenders under any Credit Document to which it is or will be a party (except, in the case of any Guarantor, as a result of the events described in Section 9.14) or (c) the rights of or benefits available to the Lenders under any Credit Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $200,000,000.

“Material Subsidiary” means, at any date, each Subsidiary of the Borrower which, either alone or together with the Subsidiaries of such Subsidiary, meets any of the following conditions:

(a) as of the last day of the Borrower’s most recently ended fiscal quarter for which financial statements have been filed with the SEC or furnished to the Administrative Agent pursuant to Section 5.1, the investments of the Borrower and its Subsidiaries in, or their proportionate share (based on their equity interests) of the book value of the total assets (after intercompany eliminations) of, the Subsidiary in question exceeds 10% of the book value of the total assets of the Borrower and its consolidated Subsidiaries;

(b) for the period of four consecutive fiscal quarters ended on the last day of the Borrower’s most recently ended fiscal quarter for which financial statements have been filed with the SEC or furnished to the Administrative Agent pursuant to Section 5.1, the equity of the Borrower and its Subsidiaries in the revenues from continuing operations of the Subsidiary in question exceeds 10% of the revenues from continuing operations of the Borrower and its consolidated Subsidiaries; or

(c) for the period of four consecutive fiscal quarters ended on the last day of the Borrower’s most recently ended fiscal quarter for which financial statements have been filed with the SEC or furnished to the Administrative Agent pursuant to Section 5.1, the equity of the Borrower and its Subsidiaries in the Consolidated EBITDA of the Subsidiary in question exceeds 10% of the Consolidated EBITDA of the Borrower.

“Maturity Date” means the fifth anniversary of the Effective Date, as such date may be extended with respect to some or all of the Lenders pursuant to Section 2.04.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Consenting Lender” means any Lender that does not agree to a departure or waiver of any provisions of the Credit Documents or agree to any amendment thereto, if (i) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 9.02 and (ii) the Required Lenders have agreed to such consent, waiver or amendment.

“Note” means any promissory note evidencing Loans issued pursuant to Section 2.09(e).

“Obligations” has the meaning assigned to such term in the Guarantee.

“Officer’s Certificate” means a certificate executed by the Chief Financial Officer, the Treasurer or the Controller of the Borrower or such other officer of the Borrower reasonably acceptable to the Administrative Agent and designated as such in writing to the Administrative Agent by the Borrower.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Issuing Bank or any Lender, Taxes imposed as a result of a present or former connection between such Administrative Agent, Issuing Bank or Lender (as the case may be) and the jurisdiction imposing such Tax (other than connections arising from such Administrative Agent, Issuing Bank or Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned an interest in any Loan).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).

“Participant” has the meaning assigned to such term in Section 9.4(f).

“Participant Register” has the meaning specified in Section 9.4(f).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity thereto.

“Pension Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning set forth in Section 5.01.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Public Lender” has the meaning set forth in Section 5.01.

“Rating” has the meaning assigned to such term in the definition of “Applicable Rate”.

“Reference Banks” means Citibank, N.A., Deutsche Bank AG New York Branch and BNP Paribas and their respective Affiliates.

“Register” has the meaning set forth in Section 9.04(c).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Commitments representing more than 50% of the sum of the total Commitments at such time, or after the Commitment Termination Date, Lenders having Revolving Credit Exposures representing more than 50% of the sum of the total Revolving Credit Exposures at such time; provided, that the Commitments of, and the Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders in accordance with Section 9.02(c).

“Responsible Officer” means any of the Chief Executive Officer, Chief Legal Officer, Chief Financial Officer, President, Treasurer or Controller (or any equivalent of the foregoing officers) of the Borrower, or such other officer of the Borrower reasonably acceptable to the Administrative Agent and designated as such in writing to the Administrative Agent by the Borrower.

“Restricted Payment” means, as to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock or other equity interests of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock or other equity interests of such Person or any option, warrant or other right to acquire any such shares of Capital Stock or other equity interests of such Person.

“Restricted Subsidiaries” means, as of any date, all Subsidiaries of the Borrower that have not been designated as Unrestricted Subsidiaries by the Borrower pursuant to Section 6.08 or have been so designated as Unrestricted Subsidiaries by the Borrower but prior to such date have been (or have been deemed to be) re-designated by the Borrower as Restricted Subsidiaries pursuant to Section 6.08.

“Revolving Borrowing” means a Borrowing of Revolving Loans.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time. For purposes of Sections 2.01, 2.08(b) and 2.18 of this Agreement, the total Revolving Credit Exposures shall be determined without giving regard to the outstanding principal amount of the Revolving Loans and the Commitments of any Defaulting Lender.

“Revolving Loan” means a Loan made pursuant to Section 2.03.

“S&P” means Standard & Poor’s Rating Services.

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held. Unless otherwise qualified, all references to a “Subsidiary” or “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Tax Distribution” means, with respect to any period, distributions made to any Person by a Subsidiary of such Person on or with respect to income and other taxes, which distributions are not in excess of the tax liabilities that, (a) in the case of a Subsidiary that is a corporation, would have been payable by such Subsidiary on a standalone basis, and (b) in the case of a Subsidiary that is a partnership, would have been distributed by such Subsidiary to its owners with respect to taxes, and in each case which are calculated in accordance with, and made no earlier than 10 days prior to the date required by, the terms of the applicable organizational document which requires such distribution.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Transactions” means (a) the execution, delivery and performance by the Borrower of this Agreement, (b) the execution, delivery and performance by each of the Guarantors of the Guarantee, and (c) the borrowing of Loans.

“TWE” means Time Warner Entertainment Company, L.P., a Delaware limited partnership.

“TWNY” means TW NY Cable Holding Inc., a Delaware corporation.

“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“United States” means the United States of America.

“U.S. Person” means a person who is a citizen or resident of the United States and any corporation or other entity created or organized in or under the laws of the United States.

“Unrestricted Subsidiary” means, as of any time, all Subsidiaries of the Borrower that have been designated as Unrestricted Subsidiaries by the Borrower pursuant to Section 6.08.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan” or an “ABR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing” or an “ABR Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require,

any pronoun shall include the corresponding masculine, feminine and neuter forms. The words, “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (including any successor of the Borrower pursuant to any merger or consolidation permitted under Section 6.04), (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall, except where the context dictates otherwise, be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, except that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (including any election by the Borrower that its financial statements be prepared and maintained in accordance with International Financial Reporting Standards) (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, that, if the Borrower elects to prepare and maintain its financial statements in accordance with International Financial Reporting Standards, then, compliance with Section 6.01 shall continue to be determined by reference to GAAP as in effect prior to such election and the Borrower shall deliver, together with any compliance certificate furnished pursuant to Section 5.01(c) or any other similar document, a reconciliation of its calculations with respect to Section 6.01 to its financial statements prepared in accordance with International Financial Reporting Standards. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. In addition, if at any time any change in GAAP would cause a re-characterization of operating leases of the Borrower and its Subsidiaries as Capital Lease Obligations, or cause such operating leases to be accounted for as Capital Lease Obligations, the Borrower shall have the right to elect, exercised by providing written notice to the Administrative Agent, to ignore such re-characterization or accounting change and to continue to treat such leases as operating leases for all purposes under this Agreement, including, without limitation, the calculation of any financial ratios and the definition of Indebtedness.

SECTION 1.05 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time.

ARTICLE II

THE CREDITS

SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower in Dollars from time to time during the Availability Period so long as, after giving effect thereto, (i) such Lender’s Revolving Credit Exposure will not exceed such Lender’s Commitment, and (ii) the sum of the total Revolving Credit Exposures will not exceed the sum of the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, in each case as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.03 and 2.07. The respective obligations of the Lenders under this Agreement are several and not joint and no Lender shall be responsible for the failure of any other Lender to satisfy its obligations hereunder.

SECTION 2.02 Loans and Borrowings. (a) Each Borrowing of Revolving Loans shall consist of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

(b) Subject to Section 2.13, each Revolving Borrowing shall be comprised of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall (i) subject to following clause (ii), not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) not create any additional liability of the Borrower in respect of Sections 2.14 or 2.16.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $20,000,000. At the time that any ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $20,000,000; provided that any ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the sum of the total Commitments, or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Eurodollar Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request or elect any Interest Period in respect of any Borrowing that would end after the Maturity Date.

SECTION 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone in accordance with Schedule 2.03(A). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a) the aggregate amount of the requested Borrowing,

(b) the date of such Borrowing, which shall be a Business Day;

(c) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(d) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(e) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

Notwithstanding anything to the contrary above in this Section 2.03, no such notice shall alter the information set forth on Schedule 2.03(B) unless such notice shall be written. If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be deemed an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Extension of Commitment Termination Date and Maturity Date.

(a) Request for Extension. The Borrower may, by notice to the Administrative Agent of not less than 30 days nor more than 90 days prior to the Commitment Termination Date and the Maturity Date, request that each Lender extend the Commitment Termination Date applicable to such Lender and the Maturity Date applicable to the Loans of such Lender for an additional period of one year (an “Extension Request”). The Administrative Agent shall promptly notify each Lender of receipt of the Extension Request.

(b) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall respond to such request, whether affirmatively or negatively (such determination in the sole discretion of such Lender), by notice to the Administrative Agent within 20 days of receipt of such request. Any Lender which does not give such notice to the Administrative Agent shall be deemed to have elected not to extend as requested. The Commitment of each non-extending Lender shall terminate on the Commitment Termination Date determined without giving effect to such requested extension, and the Loans of each non-extending Lender shall be due and payable on the Maturity Date without giving effect to such requested extension. The Borrower, at its sole discretion, will have the right at any time pursuant to Section 2.18(b) to seek a substitute lender or lenders for any Lender which does not elect to extend its Commitment Termination Date and Maturity Date. The Administrative Agent and Lenders hereby waive the requirements of any provision of this Agreement that may otherwise prohibit any extension contemplated by this Section 2.04, provided that such consent shall not be deemed to be an acceptance of the Extension Request.

(c) Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section 2.04 promptly after the deadline for responses.

(d) Conditions to Effectiveness of Extension. Subject to the execution by the Borrower, the Administrative Agent and each Lender which elects to extend its Commitment Termination Date and Maturity Date (an “Extending Lender”) of a duly completed Extension Agreement in substantially the form attached hereto as Exhibit C, the Commitment Termination Date applicable to the Commitment of each Extending Lender and the Maturity Date applicable to the Loans of each Extending Lender shall be extended for a period of one year; provided that (x) no Commitment Termination Date or Maturity Date of any Lender shall be extended unless Lenders having at least 51% in aggregate amount of the Commitments in effect and the Loans outstanding at the time any such extension is requested shall have elected to extend the Commitment Termination Date and Maturity Date and (y) on the date of any such extension of the Commitment Termination Date and the Maturity Date, (i) the representations and warranties contained in Article 3 (other than those set forth in Sections 3.04(c), 3.06, 3.09 and 3.10) shall be true and correct in all material respects on and as of the date of such extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (ii) no Default or Event of Default shall have occurred and be continuing.

SECTION 2.05 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of one or more Letters of Credit in Dollars in support of obligations of the Borrower and its Subsidiaries, in a form reasonably acceptable to the Borrower and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of Letter of Credit Application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver by hand or facsimile (or transmit by other electronic communication, if arrangements for doing so have been approved by the Issuing

Bank) to the Issuing Bank (reasonably in advance of the requested date of such issuance, amendment, renewal or extension and no later than 12:00 noon New York time one Business Day prior to such date) a notice (with a copy to the Administrative Agent if not the Issuing Bank) requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit, as the case may be. If requested by the Issuing Bank, the Borrower also shall submit a Letter of Credit Application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended on the requested date only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the L/C Sublimit, (ii) the sum of the total Revolving Credit Exposures shall not exceed the sum of the total Commitments, and (iii) the requirements of paragraph (c) of this Section shall be satisfied. The Issuing Bank shall not be under any obligation to issue any Letter of Credit if (i) any Lender is at that time a Defaulting Lender, unless the Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Bank (in its reasonable discretion) with the Borrower or such Lender to eliminate the Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.20(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LC Exposure as to which the Issuing Bank has actual or potential Fronting Exposure, as it may elect in its reasonable discretion, (ii) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing the Letter of Credit, or any Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it, or (iii) it shall notify the Borrower that the issuance of the Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally.

(c) Issuing Banks’ Schedules of Letters of Credit. Each Issuing Bank shall no later than the third Business Day following the last day of each month, provide to the Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during each month, and showing the aggregate amount (if any) payable by the Borrower to such Issuing Bank during such month. Promptly after receipt of such schedule from each Issuing Bank, the Administrative Agent shall provide to the Lenders a summary of such schedule.

(d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) five Business Days prior to the Maturity Date unless such Letter of Credit is Cash Collateralized in an amount equal to its face amount prior to 12:00 noon, New York time on the Maturity Date; provided that any Letter of Credit with a one year tenor may provide for the renewal thereof for additional one year periods (but no such renewal shall be effected if such renewal would cause the then expiry of such Letter of Credit to extend beyond the date referred to in clause (ii) above).

(e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Issuing Bank through the Administrative Agent, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(f) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank through the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York time, on the Business Day immediately following the day that the Borrower receives notice of such LC Disbursement; provided that, if the Borrower fails to reimburse the Issuing Bank on such date, the Borrower shall be deemed to have requested an ABR Borrowing in the principal amount of the LC Disbursement, without regard to the minimum amounts and multiples set forth in Section 2.02, but subject to the unutilized portion of the Commitments. If the Borrower elects, or is deemed, to finance amounts due under any Letter of Credit in such a manner, the Borrower’s obligation to pay an amount equal to the LC Disbursement to the Issuing Bank shall be discharged and replaced by the resulting ABR Borrowing and the Administrative Agent shall notify each Lender of the applicable LC Disbursement and corresponding ABR Borrowing and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Issuing Bank, through the Administrative Agent, its Applicable Percentage of such ABR Borrowing, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders). Promptly following receipt of any payment from the Borrower pursuant to this paragraph, such payment shall be distributed to the Issuing Bank (and the participating Lenders as their interests may appear) or, to the extent that Lenders have made payments pursuant to this paragraph to fund any ABR Loan made to reimburse the Issuing Bank, to such Lenders and the Issuing Bank (and the participating Lenders as their interests may appear) pro rata as their interests may appear.

(g) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder, the respective Issuing Bank’s only obligation to the Borrower in respect of any drawing made on any Letter of Credit being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to substantially comply on their face with the requirements of such Letter of Credit. Neither the Administrative Agent, nor any of the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence or willful misconduct as found by a final and non appealable decision of a court of competent jurisdiction in connection with any of the foregoing circumstances. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and/or the Lenders with respect to any such LC Disbursement.

(i) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if such LC Disbursement cannot be reimbursed with the proceeds of a Revolving Loan pursuant to Section 2.05(f) and the Borrower fails to reimburse such LC Disbursement within three Business Days, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(j) Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the replaced Issuing Bank and the successor Issuing Bank or pursuant to Article VIII. The Borrower shall notify the Administrative Agent, who will notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k) Existing Letters of Credit. Notwithstanding anything to the contrary above in this Section 2.05, including, without limitation, the procedural requirements of clause (b) hereof, each letter of credit issued under the Existing Three-Year Credit Agreement which is outstanding on the Effective Date (including any extension thereof) shall constitute a “Letter of Credit” for all purposes of this Agreement and shall be deemed issued, including for purposes of this Section 2.05 and Section 2.11(b), on the Effective Date. Thereafter, each such Letter of Credit deemed issued pursuant to this Section 2.05(k) shall be governed by, and shall be subject to the provisions of, this Section 2.05, and the Borrower and the respective Issuing Banks with respect to such Letters of Credit deemed issued pursuant to this Section 2.05 agree that any reimbursement agreement, credit agreement or other document (excluding such Letter of Credit itself) previously governing such Letter of Credit shall be deemed terminated and replaced with the provisions of this Section 2.05 and the other applicable terms of this Agreement (it being understood that any fees or other amounts payable to such Issuing Bank accrued prior to the Effective Date in respect of any such Letter of Credit, shall be payable to such Issuing Bank in accordance with the provisions of such prior agreement).

SECTION 2.06 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower specified on Schedule 2.03(B) or designated by the Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the Administrative Agent shall have the right to demand payment from the applicable Lender and/or the Borrower and they each severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Alternate Base Rate, or (ii) in the case of the Borrower, the interest rate that would otherwise apply to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and such payment shall absolve any obligation of the Borrower in respect of any demand made under this Section in respect of such Loan.

SECTION 2.07 Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election (as more specifically set forth in Schedule 2.03(A)). Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be continued as a Eurodollar Borrowing, as the case may be, having a one month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08 Termination and Reduction of Commitments. (a) The Commitments shall terminate on the Commitment Termination Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000, and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect thereto and to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the total Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (a) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.09 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to the Borrower on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10 Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without penalty or premium (subject to Section 2.15), subject to prior notice in accordance with paragraph (b) of this Section.

(b) The Borrower that desires to make a prepayment shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder in accordance with Schedule 2.03(A). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing hereunder shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (a “Facility Fee”) which shall accrue at the Applicable Rate on the average daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates, subject to adjustment as provided in Section 2.20; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the average daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued Facility Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Maturity Date (or such earlier date after the Commitment Termination Date on which the Loans are repaid in full), commencing on the first such date to occur after the date hereof. All Facility Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay (i) to each Lender a letter of credit fee (a “Letter of Credit Fee”) with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate for Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee (a “Fronting Fee”), which shall accrue at the rate of 0.125% per annum of the face amount of each Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure; provided, that any Letter of Credit Fee otherwise payable for the account of a Defaulting Lender with respect to a Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Bank shall be payable, to the maximum extent permitted by applicable law and regulation, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.20(a)(iv), with the balance of such fee, if any, payable to the Issuing Bank for its own account. Letter of Credit Fees and Fronting Fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the last day of March, June, September and December of each year and on the Maturity Date (or such earlier date after the Commitment Termination Date on which the Loans are repaid in full), commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. In addition, all Letter of Credit Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of Facility Fees, Letter of Credit Fees and Fronting Fees, to the Lenders entitled thereto or, in the case of Fronting Fees, to the Issuing Bank. Fees paid shall not be refundable under any circumstances absent manifest error in the calculation and/or payment thereof.

SECTION 2.12 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon the Commitment Termination Date.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). The Alternate Base Rate, Adjusted LIBO Rate and LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining for such Interest Period the Adjusted LIBO Rate; or

(b) the Administrative Agent is advised by the Required Lenders that for such Interest Period the Adjusted LIBO Rate will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Borrowing referred to in such Interest Election Request shall, unless repaid by the Borrower, be converted to (as of the last day of the then current Interest Period), or maintained as, an ABR Borrowing, as the case may be (to the extent, in the Administrative Agent’s reasonable determination, it is practicable to do so), and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall, unless otherwise rescinded by the Borrower, be made as an ABR Loan (to the extent, in the Administrative Agent’s reasonable determination, it is practicable to do so), and if the circumstances giving rise to such notice affect fewer than all Types of Borrowings, then the other Types of Borrowings shall be permitted.

SECTION 2.14 Increased Costs. (a) If any Change in Law shall:

(i) subject any Lender or any Issuing Lender to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

(iii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), in each case, by an amount which such Lender or such Issuing Bank in good faith deems to be material to it, then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs actually incurred or reduction actually suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital and liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of the Commitment or the Loans made by, or participation in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), in each case, by an amount which such Lender or such Issuing Bank in good faith deems to be material to it, then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction actually suffered in respect of the Commitment or Loans made by, or participation in Letters of Credit held by, such Lender hereunder.

(c) A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or an Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions unless a Lender or an Issuing Bank gives notice to the Borrower that it is obligated to pay an amount under this Section within six months after the later of (i) the date such Lender or such Issuing Bank incurs such increased costs, reduction in amounts received or receivable or reduction in return on capital or (ii) the date such Lender or such Issuing Bank has actual knowledge of its incurrence of such increased cost, reduction in amounts received or receivable or reduction in return on capital; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

Notwithstanding any other provision of this Section 2.14, no Lender nor Issuing Bank shall demand compensation for any increased costs or reduction referred to above if it shall not be the general policy or practice of such Lender or such Issuing Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any (it being understood that this sentence shall not in any way limit the discretion of any Lender or any Issuing Bank to waive the right to demand such compensation in any given case).

SECTION 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan (for a reason other than the failure of such Lender to make a Loan in accordance with the terms hereof) on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(b) and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (other than any loss of the Applicable Rate or other margin) attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to be an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit in Dollars equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in Dollars from other banks in the Eurodollar market at the commencement of such period. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16 Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable by the Borrower under this Section unless such amounts have been included in any amount paid pursuant to the proviso to Section 2.16(a)) paid by the Administrative Agent, such Issuing Bank or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent or an Issuing Bank on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c) If a Lender or the Administrative Agent or an Issuing Bank determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Indemnified Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Indemnified Taxes giving rise to such refund, as determined by such Lender in its reasonable discretion), net of all out-of-pocket expenses of such Lender or the Administrative Agent or such Issuing Bank and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Lender or the Administrative Agent or such Issuing Bank, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender or the Administrative Agent or such Issuing Bank in the event such Lender or the Administrative Agent or such Issuing Bank is required to repay such refund to such Governmental Authority.

(d) As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (with a copy to the Administrative Agent), (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner.

(f) Any Lender that is a U.S. Person shall deliver to the Borrower (with a copy to the Administrative Agent) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) a statement signed by an authorized signatory of the Lender that it is a U.S. Person and, if necessary to avoid United States backup withholding, a duly completed and signed Internal Revenue Service Form W-9 (or successor form) establishing that such Lender is organized under the laws of the United States and is not subject to United States backup withholding.

(g) If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) Each Lender and Issuing Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by the Administrative Agent in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by the Administrative Agent shall be conclusive absent manifest error. Each Lender and Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or Issuing Bank under this Agreement or otherwise payable by the Administrative Agent to the Lender or Issuing Bank from any other source against any amount due to the Administrative Agent under this paragraph (h).

(i) Nothing in this Section shall be construed to require any Lender to disclose any confidential information regarding its tax returns or affairs.

SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursements of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., New York time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date shall, unless the Administrative Agent is able to distribute such amounts to the applicable Lenders on such date, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent in New York at the offices for the Administrative Agent set forth in Section 9.01, except payments to be made directly to an Issuing Bank as expressly provided herein, and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient in like funds promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder, whether such payments are made in respect of principal, interest or fees or other amounts payable hereunder, shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, to pay interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements, then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, participations in LC Disbursements and accrued interest thereon owing by the Borrower than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, participations in LC Disbursements of other Lenders owing from the Borrower to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including, without limitation, any application of funds attributable to the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due from the Borrower to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender from or on behalf of any Credit Party or otherwise in respect of the Obligations to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.14, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender becomes a Defaulting Lender hereunder, (iv) any Lender has elected not to extend its Commitment Termination Date and Maturity Date in response to an Extension Request pursuant to Section 2.04 or (v) any Lender becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), or (y) only in the case of clause (iii) above, terminate as a whole, or reduce in part, the Commitment of such Lender; provided, that (I) in the case of any such assignment and delegation pursuant to clause (x) above, (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Banks), which consent shall, in each case, not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment and delegation will be made to a Lender reasonably expected to result in a reduction in the compensation or payments to be paid by the Borrower pursuant to such sections and (II) in the case of any termination or reduction pursuant to clause (y) above, subject to Section 2.20(b), (i) the Borrower shall have notified such Defaulting Lender and the Administrative Agent of such termination or reduction (including the amount thereof), (ii) at the time thereof, no Default or Event of Default shall have occurred and be continuing and (iii) after giving effect thereto, including the adjustment to the Applicable Percentage of each Lender resulting therefrom, and to any concurrent prepayment of the Loans in accordance with Section 2.10, the Revolving Credit Exposure of any Lender (excluding any portion thereof attributable to the Revolving Loans of such Defaulting Lender) shall not exceed the Commitment of such Defaulting Lender. A Lender shall not be required to make any such assignment and delegation under clause (x) above if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.19 Cash Collateral.

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or the Issuing Bank if, five (5) Business Days prior to the Maturity Date, any LC

Exposure for any reason remains outstanding, the Borrower shall within five (5) Business Days Cash Collateralize the then outstanding amount of all LC Exposures. At any time that there shall exist a Defaulting Lender, within five (5) Business Days following the request of the Administrative Agent or the Issuing Bank, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure relating to such Defaulting Lender (after giving effect to Section 2.20(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.19(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than in favor of the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.19 or Section 2.05 or 2.20 or Article VII in respect of Letters of Credit shall be held and applied to the satisfaction of the specific LC Exposure, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender or, as appropriate, a termination or an assignment and delegation of the Defaulting Lender’s rights and obligations under the Credit Documents in accordance with Section 2.18(b) or 9.04(c)) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default or Event of Default (and, during the continuance of an Event of Default, following application as provided in this Section 2.19 may be otherwise applied in accordance with Article VII), and (y) the Person providing Cash Collateral and the Issuing Bank, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

SECTION 2.20 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Bank hereunder; third, if so determined by the Administrative Agent or requested by the Issuing Bank, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any then outstanding Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts then owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts then owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or LC Disbursements were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall be entitled to receive any Facility Fee pursuant to Section 2.11(a) for any period during which it is a Defaulting

Lender only to extent allocable to the sum of (1) the outstanding amount of the Loans funded by it and (2) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.05, 2.19, or 2.20(a)(ii), as applicable (and the Borrower shall (A) be required to pay the Issuing Bank the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.11(b).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.05, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of such Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding principal amount of the Revolving Credit Exposure of that Lender.

(b) Defaulting Lender Cure. If each of the Borrower, the Administrative Agent and the Issuing Bank agree in writing, in each case in its sole discretion, that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.20(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants (as to itself and the Restricted Subsidiaries) to the Lenders that:

SECTION 3.01 Organization; Powers. Each Credit Party and each of the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02 Authorization; Enforceability. The Transactions are within each Credit Party’s corporate or partnership (as the case may be) powers and have been duly authorized by all necessary corporate or partnership (as the case may be) and, if required, stockholder or partner action of such Credit Party. Each Credit Document (other than each Note) has been, and each Note when delivered hereunder will have been, duly executed and delivered by each Credit Party party thereto. Each Credit Document (other than each Note) constitutes, and each Note when delivered hereunder will be, a legal, valid and binding obligation of each Credit Party party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate (i) any applicable law or regulation or (ii) the charter, by-laws, partnership agreements or other organizational documents of any Credit Party or any Restricted Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or any Restricted Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any Restricted Subsidiary and (d) will not result in the creation or imposition of any Lien on any asset of any Credit Party or any Restricted Subsidiary; except, in each case (other than clause (b)(ii) with respect to the Borrower), such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04 Financial Condition; No Material Adverse Change. (a) The audited consolidated balance sheet and statements of operations, stockholders equity and cash flows (including the notes thereto) of the Borrower and its consolidated Subsidiaries as of and for the twelve months ended December 31, 2011, reported on by Ernst & Young LLP, independent public accountants, copies of which have heretofore been furnished to each Lender, when combined with all public filings with the SEC by the Borrower since December 31, 2011, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries, as of such date and for such period, in accordance with GAAP.

(b) The unaudited consolidated balance sheet and the statements of operations, stockholders equity and cash flows of the Borrower and its consolidated Subsidiaries as of and for the fiscal quarter ended March 31, 2012, copies of which shall be furnished to each Lender when available, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries, as of such date and for such period, in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes.

(c) Since December 31, 2011 there has been no material adverse change in the business, assets, results of operations or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole.

SECTION 3.05 Properties. (a) The Borrower and each of the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property, except for defects in title or interests that could not reasonably be expected to result in a Material Adverse Effect.

(b) The Borrower and each of the Restricted Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower or any of the Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Restricted Subsidiaries (i) which could reasonably be expected to be adversely determined and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (x) neither the Borrower nor any of the Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or (iii) has received notice of any claim with respect to any Environmental Liability and (y) the Borrower has no knowledge of any basis for any Environmental Liability on the part of any of the Restricted Subsidiaries.

SECTION 3.07 Compliance with Laws and Agreements. The Borrower and each of the Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Event of Default has occurred and is continuing.

SECTION 3.08 Government Regulation. Neither the Borrower nor any of the Restricted Subsidiaries is (a) subject to regulation under the Investment Company Act of 1940 or (b) is subject to any other statute or regulation which regulates the incurrence of indebtedness for borrowed money, other than, in the case of this clause (b), Federal and state securities laws and as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09 Taxes. The Borrower and each of its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it or as part of the consolidated group of which it is a member, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11 Disclosure. As of the Effective Date, all information heretofore or contemporaneously furnished by or on behalf of the Borrower or any of the Restricted Subsidiaries in connection with the Transactions (including all information contained in the Credit Documents and the annexes, schedules and other attachments to the Credit Documents, but not including any projected financial statements), when taken together with the reports and other filings with the SEC made under the Exchange Act by the Borrower since December 31, 2011, is, and all other such information hereafter furnished, including all information contained in any of the Credit Documents, including any annexes or schedules thereto, by or on behalf of the Borrower or any of the Restricted Subsidiaries to or on behalf of any Lender, taken as a whole, will be (as of their respective dates), true and accurate in all material respects and not incomplete by omitting to state a material fact to make such information not misleading at such time. There is no fact of which the Borrower is aware which has not been disclosed to the Lenders in writing pursuant to the terms of this Agreement prior to the date hereof and which, singly or in the aggregate with all such other facts of which the Borrower is aware, could reasonably be expected to result in a Material Adverse Effect. All statements of fact and representation concerning the present business, operations and assets of the Borrower or any of its Subsidiaries, the Credit Documents and the transactions referred to therein, taken as a whole, are true and correct in all material respects at the time such statements are made or such representations are given or deemed to be given.

ARTICLE IV

CONDITIONS

SECTION 4.01 Effective Date. The effectiveness of this Agreement and the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Documents. The Administrative Agent (or its counsel) shall have received (i) this Agreement executed and delivered by each party hereto and (ii) the Guarantee, executed and delivered by each Guarantor.

(b) Opinion of Counsel. The Administrative Agent shall have received the favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Credit Parties and (ii) in-house counsel to the Credit Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests each such counsel to deliver such opinions.

(c) Closing Certificate. The Administrative Agent shall have received a certificate from each Credit Party, in form and substance reasonably satisfactory to the Administrative Agent, dated the Effective Date and signed by the president, a vice president, a financial officer or an equivalent officer of such Credit Party, including, in the case of the Borrower, confirmation of compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(d) Fees. The Borrower shall have paid all fees required to be paid on or before the Effective Date by the Borrower in connection with the revolving credit facility provided for in this Agreement.

(e) Existing Three-Year Credit Agreement. All Indebtedness outstanding under the Existing Three-Year Credit Agreement shall have been repaid or concurrently repaid with proceeds of the Loans on the Effective Date, together with all interest thereon and other amounts owing in respect thereof, and all Commitments outstanding under the Existing Three-Year Credit Agreement shall have terminated in their entirety.

(f) Authorizations, etc. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the authorization of the Transactions and any other legal matters relating to each Credit Party, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(g) U.S.A. PATRIOT Act. Any Lender that so requests shall have received, through the Administrative Agent, all U.S.A. PATRIOT Act information required under Section 9.16 prior to the Effective Date.

Without limiting the generality of the provisions of Article VIII, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 4.01 unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend or extend any Letter of Credit, is subject to the satisfaction, concurrently with the making thereof, of the following conditions:

(a) The representations and warranties of the Borrower set forth in the Credit Documents (other than those set forth in Sections 3.04(c), 3.06, 3.09 and 3.10 on any date other than the Effective Date and other than Section 3.04(b) on the Effective Date) shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the applicable matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until all the Commitments have expired or been terminated and the principal of and interest on each Loan, all fees payable hereunder and all other Obligations shall have been paid in full (but with respect to such other Obligations only to the extent that actual amounts hereunder are owing at the time the Loans, together with interest and fees, have been paid in full) and all Letters of Credit shall have expired or terminated or been Cash Collateralized and all LC Disbursements shall have been reimbursed, the Borrower (for itself and the Restricted Subsidiaries) covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent at its New York office (who will distribute copies to each Lender):

(a) within 105 days after the end of each fiscal year of the Borrower, the Borrower’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year and the Borrower’s unaudited Adjusted Financial Statements for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and, (i) in the case of the audited financial statements, reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) in the case of the Adjusted Financial Statements, certified by one of the Borrower’s Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

provided that (x) so long as no Event of Default has occurred and is continuing, the Borrower shall not be required to furnish Adjusted Financial Statements for any fiscal year if all Unrestricted Subsidiaries (other than any such Unrestricted Subsidiaries that are already treated as equity investments on the Borrower’s financial statements) on a combined basis would not have constituted a Material Subsidiary for such fiscal year and (y) in no case shall the Borrower be required to deliver any financial statements of any Guarantor to any Lender;

(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the Borrower’s unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows and the Borrower’s unaudited Adjusted Financial Statements as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Borrower’s Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of footnotes; provided that (x) so long as no Event of Default has occurred and is continuing, the Borrower shall not be required to furnish Adjusted Financial Statements for any fiscal quarter if all Unrestricted Subsidiaries (other than any such Unrestricted Subsidiaries that are already treated as equity investments on the Borrower’s financial statements) on a combined basis would not have constituted a Material Subsidiary for such fiscal quarter and (y) in no case shall the Borrower be required to deliver any financial statements of any Guarantor to any Lender;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.02(a) and 6.03(a) and (k) and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04, which has not been previously disclosed by the Borrower pursuant to this Section 5.01, and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (iii) which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the SEC or with any national securities exchange, or distributed by any Company to its security holders generally, as the case may be (other than registration statements on Form S-8, filings under Sections 16(a) or 13(d) of the Exchange Act and routine filings related to employee benefit plans); and

(e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, including information necessary to carry out “know your customer” or other checks, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request (it being understood that the Borrower and such Subsidiaries shall not be required to provide any information or documents which are subject to confidentiality provisions the nature of which prohibit such disclosure).

Information required to be delivered pursuant to paragraphs (a), (b), (c) and (d) shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent, or, as the case may be, the Administrative Agent gives notice to the Lenders, that such information has been posted on the Borrower’s website on the internet at the website address listed on the signature pages of such notice, at www.sec.gov or at another website identified in such notice and accessible by the Lenders without charge; provided that the Borrower shall deliver paper copies of the reports and financial statements referred to in paragraphs (a), (b), (c) and (d) of this Section 5.01 to the Administrative Agent for any Lender who requests the Borrower to deliver such paper copies until written notice to cease delivering paper copies is given by the Administrative Agent.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on DebtDomain or another similar secure electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that so long as the Borrower or any of its Affiliates thereof is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (i) the Borrower shall act in good faith to ensure that all Borrower Materials that contain only publicly available information regarding the Borrower and its business are clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Issuing Banks and the Lenders to treat such Borrower Materials as containing only public information with respect to the Borrower and its business; (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent shall be responsible for keeping any Borrower Materials that are not marked “PUBLIC” outside the portion of the Platform designated “Public Investor.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

SECTION 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent (who will distribute copies to the Lenders) prompt written notice of the following, upon any such event becoming known to any Responsible Officer of the Borrower:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c) (i) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived, (ii) the failure of the Borrower or any ERISA Affiliate to make any required contributions to a Multiemployer Plan pursuant to Section 431 or 432 of the Code and (iii) the occurrence of any ERISA Event that, in the case of clauses (i) through (iii) above, alone or together, could reasonably be expected to result in liability to the Borrower and its Subsidiaries in an aggregate amount exceeding $200,000,000; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Existence; Conduct of Business. The Borrower will, and will cause each of the Restricted Subsidiaries which are Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.

SECTION 5.04 Payment of Obligations. The Borrower will, and will cause each of the Restricted Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05 Maintenance of Properties; Insurance. The Borrower will, and will cause each of the Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business (taken as a whole) in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (it being understood that, to the extent consistent with prudent business practice, a program of self-insurance for first or other loss layers may be utilized).

SECTION 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause each of the Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine its books and records, and to discuss its affairs, finances and condition with its officers and, so long as a representative of the Borrower is present, or the Borrower has consented to the absence of such a representative, independent accountants (in each case subject to the Borrower’s or the Restricted Subsidiaries’ obligations under applicable confidentiality provisions), all at such reasonable times and as often as reasonably requested.

SECTION 5.07 Compliance with Laws. The Borrower will, and will cause each of the Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08 Use of Proceeds. The proceeds of the Loans will be used for working capital needs and for general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

SECTION 5.09 Fiscal Periods; Accounting. The Borrower’s fiscal year will end on December 31 and its fiscal quarters will end on dates consistent with such fiscal year end.

ARTICLE VI

NEGATIVE COVENANTS

Until all the Commitments have expired or terminated and the principal of and interest on each Loan, all fees payable hereunder and all other Obligations have been paid in full (but with respect to such other Obligations only to the extent that actual amounts hereunder are owing at the time the Loans, together with interest and fees, have been paid in full) and all Letters of Credit shall have expired or terminated or been Cash Collateralized and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees (for itself and the Restricted Subsidiaries) with the Lenders that:

SECTION 6.01 Consolidated Leverage Ratio. The Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Borrower will not exceed 5.00 to 1.00.

SECTION 6.02 Indebtedness. The Borrower will not permit any of the Restricted Subsidiaries (other than any Guarantor) to, create, incur, assume or permit to exist any Indebtedness, except:

(a) with respect to all such Restricted Subsidiaries, Indebtedness of up to an aggregate principal amount of $1,000,000,000 at any time outstanding;

(b) Indebtedness of any such Restricted Subsidiary to the Borrower or any Subsidiary;

(c) Guarantee Obligations of any such Restricted Subsidiary with respect to Indebtedness of the Borrower or any wholly owned Restricted Subsidiary;

(d) Indebtedness of any such Restricted Subsidiary incurred to finance or reimburse the costs of the acquisition, construction or improvement of any property, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such property or secured by a Lien on any such property prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (d) with respect to any such property shall not exceed 110% of the purchase price for, or the cost of construction or improvement of, such property; and

(e) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof; provided that (x) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (y) such Indebtedness does not, directly or indirectly, have recourse (including by way of setoff) to the Borrower or any of the Restricted Subsidiaries or any asset thereof other than to the Person so acquired and its Subsidiaries and the assets of the Person so acquired and its Subsidiaries.

SECTION 6.03 Liens. The Borrower will not, and will not permit any of the Restricted Subsidiaries, to create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof; provided, that such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewal and replacements thereof that do not increase the outstanding principal amount thereof and such Liens do not secure an aggregate principal amount of Indebtedness in excess of $200,000,000 or apply to property or assets of the Borrower and the Restricted Subsidiaries in excess of $200,000,000;

(b) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) Liens on property acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (d) of Section 6.02, (ii) the Indebtedness secured thereby does not exceed 110% of the cost of acquiring, constructing or improving such property and (iii) such security interests shall not apply to any other property or assets of the Borrower or any of its Subsidiaries;

(d) any Copyright Liens securing obligations specified in the definition thereof;

(e) Liens securing Indebtedness of the Borrower or any Restricted Subsidiary and owing to the Borrower or to a Restricted Subsidiary;

(f) Liens on interests in or investments in any Unrestricted Subsidiary or in any other Person that is not a Subsidiary of the Borrower securing Indebtedness of such Unrestricted Subsidiary or such other Person;

(g) Liens for taxes, assessments or governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings;

(h) Liens incidental to the ordinary conduct of the Borrower’s business or the ownership of its assets which were not incurred in connection with the borrowing of money, such as carrier’s, warehousemen’s, materialmen’s, landlord’s and mechanic’s liens, and which do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the ordinary course of its business;

(i) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security and similar legislation;

(j) deposits to secure the performance of tenders, bids, trade contracts (other than for borrowed money), leases, statutory obligations, stay, surety and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature incurred in the ordinary course of business (or securing letters of credit issued in lieu of such deposits); and

(k) other Liens in respect of property or assets of the Borrower or any Restricted Subsidiary so long as at the time of the securing of any obligations related thereto, the aggregate principal amount of all such secured obligations does not exceed 5% of the Consolidated Total Assets of the Borrower at such time (it being understood that any Lien permitted under any other clause in this Section 6.03 shall not be included in the computation described in this paragraph).

SECTION 6.04 Mergers, Etc. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or a substantial portion of the Borrower’s consolidated assets, or all or a substantial portion of the stock of all of the Restricted Subsidiaries, taken as a whole (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, unless (a) at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing and (b) after giving effect to any such transaction, the business, taken as a whole, of the Borrower and the Restricted Subsidiaries shall not have been altered in a fundamental and substantial manner from that conducted by them, taken as a whole, immediately prior to the Effective Date, provided that (i) if the Borrower is not the survivor of any such consolidation or merger involving the Borrower, (A) the Borrower, at the time thereof and immediately after giving effect thereto, shall be in compliance on a pro forma basis with the financial covenants contained in Section 6.01 as if such consolidation or merger had been consummated (and any related Indebtedness incurred, assumed or repaid in connection therewith had been incurred, assumed or repaid, as the case may be) on the first day of the most recently completed four fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.01 (as demonstrated by delivery to the Administrative Agent of a certificate of a Responsible Officer to such effect showing such calculation in reasonable detail prior to or concurrently with such consolidation or merger), (B) the surviving Person of such consolidation or merger shall expressly assume all of the Borrower’s rights and obligations under this Agreement and the other Credit Documents pursuant to documentation reasonably satisfactory to the Administrative Agent and shall thereafter be deemed to be the Borrower for all purposes hereunder, (C) such consolidation or merger will not result in a Change in Control and (D) the Administrative Agent shall have received such legal opinions and certificates in connection therewith as it may reasonably request and (ii) the Borrower shall not liquidate or dissolve.

SECTION 6.05 Investments. The Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, make any Investment (other than any Investment in the ordinary course of the operation of its business) if, before or after giving effect to the commitment thereto on a pro forma basis, an Event of Default shall have occurred and be continuing.

SECTION 6.06 Restricted Payments. The Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except the Borrower may (a) declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock and (b) make Restricted Payments so long as after giving effect to the making of such Restricted Payment, no Event of Default shall have occurred and be continuing on a pro forma basis.

SECTION 6.07 Transactions with Affiliates. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into any material transaction with any of its Affiliates, except (a) transactions entered into prior to the date hereof or contemplated by any agreement entered into prior to the date hereof, (b) in the ordinary course of business or at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (c) transactions between or among the Borrower and the Restricted Subsidiaries or between or among Restricted Subsidiaries, (d) any arrangements with officers, directors, representatives or other employees of the Borrower and its Subsidiaries relating specifically to employment as such and (e) transactions that are otherwise permitted by this Agreement.

SECTION 6.08 Unrestricted Subsidiaries. (a) Schedule 6.08 sets forth those Subsidiaries that have been designated as Unrestricted Subsidiaries as of the date hereof, which Subsidiaries do not include any Guarantor. The Borrower may designate any of its Subsidiaries (other than a Guarantor) as Unrestricted Subsidiaries from time to time in compliance with the provisions of this Section 6.08. The Borrower will not designate any of its Subsidiaries as an Unrestricted Subsidiary unless at the time such Subsidiary is designated as an Unrestricted Subsidiary, before and after giving effect to such designation on a pro forma basis, no Event of Default shall have occurred and be continuing, as certified in an Officers’ Certificate delivered to the Administrative Agent at the time of such designation. Such Officers’ Certificate also shall state the specific purpose for which such designation is being made. All Subsidiaries of Unrestricted Subsidiaries shall be Unrestricted Subsidiaries.

(b) The Borrower may designate or re-designate any Unrestricted Subsidiary as a Restricted Subsidiary from time to time in compliance with the provisions of this Section 6.08. The Borrower will not designate or re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, unless at the time such Unrestricted Subsidiary is so designated or re-designated as a Restricted Subsidiary, after giving effect to such designation or re-designation on a pro forma basis, no Event of Default shall have occurred and be continuing, as certified in an Officer’s Certificate delivered to the Administrative Agent at the time of such designation or re-designation.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c) any representation or warranty made or deemed made by or on behalf of any Credit Party in any Credit Document or any amendment or modification thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Credit Document or any amendment or modification thereof, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02 or 5.03 (with respect to the Borrower’s existence) or in Article VI;

(e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in the Credit Documents (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

(f) the Borrower or any Restricted Subsidiary shall fail to make any payment of principal or interest (regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace periods;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable grace periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Borrower or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $200,000,000 shall be rendered against the Borrower, any Material

Subsidiary or any combination thereof or any action shall be legally taken by a judgment creditor (whose liquidated judgment, along with those of any other judgment creditor’s, exceeds $200,000,000) to attach or levy upon any assets of the Borrower or any Material Subsidiary to enforce any such judgment, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, vacated or bonded pending appeal;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events (with respect to which the Borrower has a liability which has not yet been satisfied) that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) except as otherwise permitted by this Agreement or the terms of any Guarantee, any Guarantee shall cease, for any reason, to be in full force and effect with respect to any Guarantor or any Credit Party shall so assert; or

(n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder (including all amounts of LC Exposure, whether or not the beneficiary of the then outstanding Letters of Credit shall have presented the documents required therein), shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder (including all amounts of LC Exposure, whether or not the beneficiary of the then outstanding Letters of Credit shall have presented the documents required therein), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Credit Documents, if any. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made in Cash Equivalents, or upon mutual consent of the Borrower and the Administrative Agent, any other investment (in each case at the Borrower’s risk and expense), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. After all such Letters of Credit shall have expired or been fully drawn upon, all reimbursement obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Credit Documents shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

ARTICLE VIII

THE AGENTS

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Company or Affiliate thereof as if it were not an Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or, if so specified by this Agreement, all the Lenders) and (c) except as expressly set forth herein and in the other Credit Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Company or any of its Affiliates that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or, if so specified by this Agreement, all the Lenders, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VII and Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered under any Credit Document or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in the Credit Documents or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message) believed by it to be genuine and to have been signed, sent or otherwise authenticated by a proper Person. An initial list of the proper Persons with respect to the Borrower appears on Schedule 8. Schedule 8 shall not be altered except in writing by a Person appearing thereon (or by a successor to such Person occupying the equivalent office). The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon so long as such statement, in the case of a Borrowing Request, complies with the requirements of Section 2.03 in all material respects (it being understood that oral notices of borrowing will be confirmed in writing by the Borrower in accordance with Section 2.03). In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor which, so long as no Event of Default is continuing, shall be reasonably acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder or under the other Credit Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor; provided that the predecessor Administrative Agent shall pay the unearned portion of any fees paid in advance to either the successor Administrative Agent or the Borrower. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their Commitments in effect (or at any time after the Commitments have terminated, their Revolving Credit Exposures) on the date on which indemnification is sought under this Article VIII (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitments (or, if the Commitments have terminated earlier, their Revolving Credit Exposures) immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the Loans and all other amounts payable hereunder.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

The Co-Syndication Agents, Joint Lead Arrangers, Joint Bookrunners and Co-Documentation Agents shall not have any duties or responsibilities under any Credit Document in their capacity as such. None of the Co-Syndication Agents, Joint Lead Arrangers, Joint Bookrunners and Co-Documentation Agents shall have or be deemed to have any fiduciary relationship with any Lender.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by facsimile or sent by electronic mail (provided, that, to the extent that any Lender is unable to accept the delivery of funding notices (relating to Borrowing Requests) sent by electronic mail by the Administrative Agent, such funding notices shall be delivered by facsimile), as follows:

(i) if to the Borrower, to it at 60 Columbus Circle, New York, NY 10023, Attention of Chief Financial Officer (Facsimile No. (704) 973-6380; irene.esteves@twcable.com), with copies to its General Counsel (Facsimile No. (212) 364-8254; marc.lawrence-apfelbaum@twcable.com) and its Treasurer (Facsimile No. (212) 379-2594; matthew.siegel@twcable.com);

(ii) if to the Administrative Agent, to it at Citibank, N.A., 388 Greenwich Street, 34th floor, New York, NY 10013, Attention of Robert Parr (Facsimile No. (646) 291-1781; robert.f.parr@citi.com), with copies to its Citibank, N.A., 1615 Brett Road, OPS III, New Castle, DE 19720, Attention of Citibank NA Originations (Facsimile No. (212) 994-0961);

(iii) if to an Issuing Bank, to it as may be provided by such Issuing Bank from time to time; and

(iv) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if received during the recipient’s normal business hours.

(b) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Platform, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that (i) nothing in this clause (b) shall modify the Agent Parties’ respective obligations pursuant to Section 9.12, and (ii) in no event shall any Agent Party have any liability to any Lender or any Issuing Bank for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) except as contemplated by Section 2.04, postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) amend, waive, modify or otherwise change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release a Guarantor from its obligations under the Guarantee without the written consent of each Lender; provided that if any of the events specified in Section 9.14 occur with respect to a Guarantor then the Guarantee shall be automatically released with respect to such Guarantor without any further action or (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Banks, as the case may be. It is understood and agreed that the Borrower shall be permitted to cause additional Affiliates to, directly or indirectly, guarantee Obligations of the Borrower without the consent of any Lender or the Administrative Agent.

(c) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended nor the principal amount owing, or the amount of accrued and unpaid interest owing, to such Lender be reduced nor the time for the payment thereof be extended, without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(d) Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional revolving credit or term loan facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Credit Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Arrangers, the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Credit Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Agents, the Issuing Banks or the Lenders, including the reasonable fees, charges and disbursements of any counsel for the Agents, the Issuing Banks or the Lenders in connection with the enforcement or protection of its rights in connection with any Credit Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, it being understood that the Agents, the Issuing Banks and the Lenders shall use, and the Borrower shall only be required to pay such fees, charges and disbursements of, a single counsel, unless (and to the extent) conflicts of interests require the use of more than one counsel.

(b) The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Credit Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of, or the proposed use of, the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Company, or any Environmental Liability related in any way to any Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or an Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender except in accordance with Section 6.04 (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender other than a Conduit Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or a Lender Affiliate, each of the Borrower and the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed, it being understood that the Borrower may withhold or delay such consent if the Borrower makes a commercially reasonable determination that the proposed Eligible Assignee is not sufficiently creditworthy), (ii) each Issuing Bank that has issued Letters of Credit hereunder having an aggregate face amount in excess of $15,000,000 at the time of such assignment (but only in the case of an assignment of all or a portion of a Commitment in respect of LC Exposure) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining balance of the assigning Lender’s Commitment or Loans, each assignment shall not be less than an aggregate principal amount of $15,000,000, (iv) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining balance of the assigning Lender’s Commitment or Loans, the remaining amount of the Commitment of, or Loans held by, the assigning Lender after giving effect to such assignment shall not be less than $15,000,000 unless, in the case of clauses (iii) or (iv), each of the Borrower and the Administrative Agent otherwise consents, (v) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, (vi) except in the case of an assignment to an Affiliate of the assigning Lender on or about the Effective Date, the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $2,500 (which fee may be waived by the Administrative Agent in its sole discretion), and (vii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph (and excluding any consent required pursuant to the definition of Eligible Assignee) shall not be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing and the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall (i) continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 and (ii) continue to be subject to the confidentiality provisions hereof). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section.

(c) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(f) Any Lender other than a Conduit Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than a Defaulting Lender) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(g) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or (ii) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) or 2.16(f), as applicable, as though it were a Lender.

(h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (g) above.

(j) The Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Lender or any Affiliate of such Lender that is primarily engaged in commercial banking activities and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower (other than indebtedness related to commercial advertising and marketing arrangements entered into in the ordinary course of business) against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Credit Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that in connection with any such requirement by a subpoena or similar legal process, the Borrower is given prior notice to the extent such prior notice is permissible under the circumstances and an opportunity to object to such disclosure, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an express written agreement containing provisions substantially the same, or at least as restrictive, as those of this Section, to (i) any assignee (or Conduit Lender) of or Participant in, or any prospective assignee (or Conduit Lender) of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative, credit insurance or other transaction (or such contractual counterparty’s professional advisor) under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower, whether oral or written, relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information, including in accordance with Regulation FD as promulgated by the SEC.

SECTION 9.13 Acknowledgements. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

SECTION 9.14 Guarantee. Notwithstanding anything herein or in any Credit Document to the contrary, each Guarantor shall automatically be released from its obligations under the Guarantee upon receipt by the Administrative Agent of a certificate of a Responsible Officer certifying that such Guarantor has no outstanding Indebtedness for borrowed money, including any Guarantee Obligations in respect of Indebtedness for borrowed money as of the date of such certificate.

SECTION 9.15 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders, the Arrangers and, in each case, their Affiliates are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Arrangers and, in each case, their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent, the Lenders, the Arrangers and, in each case, their Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any of the Lenders nor any of the Arrangers nor, in each case, any of their Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Lenders, the Arrangers and, in each case, their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any of the Lenders nor any of the Arrangers nor, in each case, any of their Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates.

SECTION 9.16 USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower and each Guarantor in accordance with the Act.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TIME WARNER CABLE INC.

By	/s/ Irene M. Esteves
Name:	Irene M. Esteves
Title:	Executive Vice President & Chief Financial Officer

CITIBANK, N.A., as Administrative Agent and a Lender

By	/s/ Michael Vondriska
Name:	Michael Vondriska
Title:	Vice President

Time Warner Cable Inc.

Five-Year Revolving Credit Agreement

THE BANK OF TOKYO-MITSUBISHI, UFJ, LTD., as a Lender

By	/s/ Jose Carlos
Name:	Jose Carlos
Title:	Vice President

BARCLAYS BANK PLC, as a Lender

By	/s/ Diane Rolfe
Name:	Diane Rolfe
Title:	Director

BNP Paribas, as a Lender

By	/s/ Barbara Nash
Name:	Barbara Nash
Title:	Managing Director

By	/s/ Maria Mulic
Name:	Maria Mulic
Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By	/s/ Andreas Neumeier
Name:	Andreas Neumeier
Title:	Managing Director

By	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

Time Warner Cable Inc.

Five-Year Revolving Credit Agreement

JP Morgan Chase Bank, N.A., as a Lender

By	/s/ Tina Ruyter
Name:	Tina Ruyter
Title:	Executive Director

MIZUHO CORPORATE BANK, LTD., as a Lender

By	/s/ Bertram H. Tang
Name:	Bertram H. Tang
Title:	Authorized Signatory

Royal Bank of Canada, as a Lender

By:	/s/ D.W. Scott Johnson
Name:	D.W. Scott Johnson
Title:	Authorized Signatory

The Royal Bank of Scotland plc, as a Lender

By:	/s/ Alex Daw
Name:	Alex Daw
Title:	Authorised Signatory

Sumitomo Mitsui Banking Corporation, as a Lender

By:	/s/ David W. Kee
Name:	David W. Kee
Title:	Managing Director

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ David M. Mallett
Name:	David M. Mallett
Title:	Managing Director

Credit Agricole Corporate and Investment Bank, as a Lender

By:	/s/ Tanya Crossley
Name:	Tanya Crossley
Title:	Managing Director

By:	/s/ Kestrina Budina
Name:	Kestrina Budina
Title:	Director

Credit Suisse AG, Cayman Islands Branch, as a Lender

By:	/s/ Judith E. Smith
Name:	Judith E. Smith
Title:	Managing Director

By:	/s/ Tyler R. Smith
Name:	Tyler R. Smith
Title:	Associate

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

Morgan Stanley Bank, N.A., as a Lender

By:	/s/ Sherrese Clarke
Name:	Sherrese Clarke
Title:	Authorized Signatory

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

U.S. Bank National Association, as a Lender

By:	/s/ Susan Bader
Name:	Susan Bader
Title:	Vice President

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Thomas J. Tarasovich, Jr.
Name:	Thomas J. Tarasovich, Jr.
Title:	Vice President

LLOYDS TSB BANK PLC, as a Lender

By:	/s/ Dennis McClellan
Name:	Dennis McClellan
Title:	Assistant Vice President – M040

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin.
Title:	Vice President – F014

Banco Bilbao Vizcaya Argentaria S.A., New York Branch, as a Lender

By:	/s/ Mathias Rosenthal
Name:	Mathias Rosenthal
Title:	Associate

By:	/s/ Adriana Alaix
Name:	Adriana Alaix
Title:	Vice President

Time Warner Cable Inc.

Five-Year Revolving Credit Agreement

SCHEDULE 2.01

COMMITMENTS

Lender Name and Address	Commitment
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$71,000,000.00
Barclays Bank PLC	$215,000,000.00
BNP Paribas	$215,000,000.00
Citibank, N.A.	$215,000,000.00
Credit Agricole Corporate and Investment Bank	$133,000,000.00
Credit Suisse AG, Cayman Islands Branch	$133,000,000.00
Deutsche Bank AG New York Branch	$215,000,000.00
Goldman Sachs Bank USA	$133,000,000.00
JPMorgan Chase Bank, N.A.	$215,000,000.00
Lloyds TSB Bank plc	$133,000,000.00
Mizuho Corporate Bank, Ltd.	$215,000,000.00
Morgan Stanley Bank, N.A.	$133,000,000.00
Royal Bank of Canada	$215,000,000.00
Sumitomo Mitsui Banking Corporation	$215,000,000.00
The Bank of New York Mellon	$133,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$215,000,000.00
The Royal Bank of Scotland plc	$215,000,000.00
UBS Loan Finance LLC	$133,000,000.00
U.S. Bank National Association	$133,000,000.00
Wells Fargo Bank, National Association	$215,000,000.00
TOTAL	$3,500,000,000.00

SCHEDULE 2.03(A)

Loan Type:	A borrowing notice (pursuant and subject to Section 2.03) or an interest election (pursuant to Section 2.07) must be given not later than:	Prepayment notice (pursuant to Section 2.10) must be given not later than:
REVOLVING LOANS
Any Eurodollar Borrowing	11:00 am New York City time three (3) Business Days before the date of the proposed Borrowing.	12:00 pm New York City time three (3) Business Days before the date of prepayment.
ABR Borrowing	10:00 am New York City time on the day of the proposed Borrowing.	10:00 am New York City time on the date of prepayment.

SCHEDULE 2.03(B)

AUTHORIZED ACCOUNT NUMBERS & LOCATIONS

Bank:	xxxxxxxxxxxxxxxx

Address:	xxxxxxxxxxxxxxxx

ABA:	xxx-xxx-xxx
Account Name:	Time Warner Cable Inc.
Account Number:	xxx-xxxxxx

SCHEDULE 6.08

UNRESTRICTED SUBSIDIARIES

Bright House Networks LLC

SCHEDULE 8

LIST OF PROPER PERSONS

Name	Title
Robert Marcus	President and Chief Operating Officer
Irene Esteves	Executive Vice President and Chief Financial Officer
Matthew Siegel	Senior Vice President and Treasurer
William F. Osbourn	Senior Vice President and Controller

EXHIBIT A

FORM OF

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Five-Year Credit Agreement (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of April 27, 2012, among TIME WARNER CABLE INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, BNP PARIBAS, DEUTSCHE BANK SECURITIES INC. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-syndication agents, BARCLAYS BANK PLC, JPMORGAN CHASE BANK, N.A., MIZUHO CORPORATE BANK, LTD., RBC CAPITAL MARKETS, SUMITOMO MITSUI BANKING CORPORATION, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. and THE ROYAL BANK OF SCOTLAND PLC, as co-documentation agents, and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to the amount set forth on Schedule 1 hereto for the Commitments and Revolving Credit Exposure of the Assignor on the Effective Date of this Assignment and Acceptance.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance of the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Credit Documents or any other instrument or document furnished pursuant hereto or thereto.

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 3.04 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent (and the Borrower and the Issuing Bank to the extent required by Section 9.04(b) of the Credit Agreement) for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent). The Administrative Agent shall keep records of this Assignment and Acceptance in accordance with Section 9.04(d) of the Credit Agreement.

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

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Schedule 1

to Assignment and Acceptance with respect to the Five-Year Credit Agreement, dated as of April 27, 2012, among TIME WARNER CABLE INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, BNP PARIBAS, DEUTSCHE BANK SECURITIES INC. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-syndication agents, BARCLAYS BANK PLC, JPMORGAN CHASE BANK, N.A., MIZUHO CORPORATE BANK, LTD., RBC CAPITAL MARKETS, SUMITOMO MITSUI BANKING CORPORATION, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. and THE ROYAL BANK OF SCOTLAND PLC, as co-documentation agents, and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”)

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Amount of Commitments and Revolving Credit Exposure Assigned

$

[Name of Assignee]	[Name of Assignor]

By:	By:
Title:	Title:

Accepted for Recordation in the Register:	Required Consents (if any):

CITIBANK, N.A., as Administrative Agent	[TIME WARNER CABLE INC.]

By:	[By:
Title:	Title:]

Assignment and Acceptance

Time Warner Cable Inc.

Five-Year Revolving Credit Agreement

[By:
Title:]

[ , as
Issuing Bank]

[By:
Title:]

Assignment and Acceptance

Time Warner Cable Inc.

Five-Year Revolving Credit Agreement

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EXHIBIT B

FORM OF GUARANTEE

GUARANTEE, dated as of April 27, 2012, made by TW NY CABLE HOLDING INC., a Delaware corporation (“TWNY”), and TIME WARNER ENTERTAINMENT COMPANY, L.P., a Delaware limited partnership (“TWE”) (each, a “Guarantor”, and together, the “Guarantors”), in favor of CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) parties to the Five-Year Credit Agreement (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of April 27, 2012, among TIME WARNER CABLE INC., a Delaware corporation (the “Borrower”), the Lenders, BNP PARIBAS, DEUTSCHE BANK SECURITIES INC. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-syndication agents (in such capacity, the “Co-Syndication Agents”), BARCLAYS BANK PLC, JPMORGAN CHASE BANK, N.A., MIZUHO CORPORATE BANK, LTD., RBC CAPITAL MARKETS, SUMITOMO MITSUI BANKING CORPORATION, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. and THE ROYAL BANK OF SCOTLAND PLC, as co-documentation agents (in such capacity, the “Co-Documentation Agents”) and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and other extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans and other extensions of Credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders; and

WHEREAS, each Guarantor is an affiliate of the Borrower under the Credit Agreement, and it is to the advantage of each Guarantor that the Lenders make the Loans and other extensions of credit to the Borrower under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans and other extensions of credit to the Borrower under the Credit Agreement, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) As used herein, “Obligations” means the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the

Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Letter of Credit or any other Credit Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Credit Document).

(c) As used herein, “Reimbursement Obligation” means the obligation of the Borrower to reimburse the Issuing Bank pursuant to Section 2.05(f) of the Credit Agreement for amounts drawn under Letters of Credit.

(d) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guarantee. (a) Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower as and when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) This Guarantee shall remain in full force and effect until the Obligations are paid in full, no Letter of Credit shall be outstanding (unless such Letter of Credit is Cash Collateralized in accordance with Section 2.05(d) of the Credit Agreement) and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

(c) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Guarantee for such purpose.

(d) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(e) No payment or payments made by the Borrower, either of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, either of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder who shall, notwithstanding any such payment or payments (other than payments made by such Guarantor in respect of the Obligations or payments received or

2

collected from such Guarantor in respect of the Obligations), remain liable for the Obligations, up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full, no Letter of Credit shall be outstanding (unless such Letter of Credit is Cash Collateralized in accordance with Section 2.05(d) of the Credit Agreement) and the Commitments are terminated.

3. Right of Setoff. Each Guarantor hereby authorizes each Lender at any time and from time to time when any amounts owed by the Borrower under the Credit Agreement are due and payable and have not been paid (taking into account any applicable grace periods), to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), at any time held by such Lender or any Affiliate of such Lender that is primarily engaged in commercial banking activities and other indebtedness at any time owing by such Lender to or for the credit or the account of such Guarantor (other than indebtedness related to commercial advertising and marketing arrangements entered into in the ordinary course of business) against any of and all of the obligations of the Borrower to such Lender hereunder now or hereafter existing under the Credit Agreement or any other Credit Document whether or not such Lender has made any demand for payment. Each Lender shall notify the applicable Guarantor promptly of any such setoff and the application made by such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this paragraph are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

4. No Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, or any setoff or application of funds of any Guarantor by any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full, no Letter of Credit shall be outstanding (unless such Letter of Credit is Cash Collateralized in accordance with Section 2.05(d) of the Credit Agreement) and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

5. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor, and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, (b) the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, (c)

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the Credit Agreement and any other Credit Document may be amended, modified, supplemented or terminated, in whole or in part, and (d) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.

6. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower or either one or both of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or either one or both of the Guarantors with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any other Credit Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantors) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from the Obligations, or of either one or both of the Guarantors under this Guarantee, in bankruptcy or in any other instance. When making a demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of the Borrower’s property, or otherwise, all as though such payments had not been made.

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8. Payments. Each Guarantor hereby agrees that payments hereunder will be paid to the Administrative Agent without setoff or counterclaim at the office of the Administrative Agent located at Citibank, N.A., 388 Greenwich Street, 34th Floor, New York, NY 10013, or to such other office as designated by the Administrative Agent.

9. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby represents and warrants to the Administrative Agent and each Lender that the representations and warranties set forth in Article III of the Credit Agreement (other than those set forth in Sections 3.04(c), 3.06, 3.09 and 3.10 on any date other than the Effective Date and other than Section 3.04(b) on the Effective Date) as they relate to such Guarantor or to the Credit Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein (it being understood that any representation or warranty set forth in Article III of the Credit Agreement that is qualified by a reference to the Borrower and its Subsidiaries taken as a whole shall not be deemed to apply to the Guarantor individually).

The Guarantors agree that the foregoing representation and warranty shall be deemed to have been made by each Guarantor and shall be true and correct in all material respects on the date of each Borrowing by the Borrower under the Credit Agreement on and as of such date of Borrowing as though made hereunder on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

10. Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and any or all of the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

11. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or any Guarantor shall be effected in the manner provided in Section 9.01 of the Credit Agreement; any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 hereto.

12. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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13. Integration. This Guarantee and the other Credit Documents represent the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Guarantor, the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein or in the other Credit Documents.

14. Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the applicable Guarantor and the Administrative Agent; provided that any right, power or privilege of the Administrative Agent or the Lenders arising under this Guarantee may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent; provided, further, that no such amendment or waiver shall release either Guarantor from its obligations hereunder without the written consent of each Lender (except as expressly provided in Section 9.14 of the Credit Agreement).

15. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

16. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

17. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Administrative Agent.

18. Enforcement Expenses. Each Guarantor agrees, jointly and severally, to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under this Guarantee or otherwise enforcing or protecting any rights under this Guarantee and the other Credit Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, it being understood, in each case, that the Lenders and the Administrative Agent shall use, and the Borrower shall only be required to pay such fees, charges and disbursements of, a single counsel, unless (and to the extent) conflicts of interests require the use of more than one counsel.

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19. Counterparts. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

20. Acknowledgements.

Each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to such Guarantor arising out of or in connection with this Guarantee or any other Credit Document, and the relationship between any or all of the Guarantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

21. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

22. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each Guarantor irrevocably consents to service of process in the manner provided for notices in paragraph 11 of this Guarantee. Nothing in this Guarantee will affect the right of any party to this Guarantee to serve process in any other manner permitted by law.

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23. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

24. Release. This Guarantee may only be released in accordance with Section 9.02(b) of the Credit Agreement; provided, however, that if any of the events specified in Section 9.14 of the Credit Agreement occur with respect to a Guarantor then the Guarantee shall be automatically released with respect to such Guarantor without any further action.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

TW NY CABLE HOLDING INC.

By:
Name:	Irene M. Esteves
Title:	Executive Vice President and Chief Financial Officer

TIME WARNER ENTERTAINMENT COMPANY, L.P.

By:
Name:	Irene M. Esteves
Title:	Executive Vice President and Chief Financial Officer

Guarantee

Time Warner Cable Inc.

Five-Year Revolving Credit Agreement

SCHEDULE 1

Address for Notices

TW NY CABLE HOLDING INC.

60 Columbus Circle

New York, NY 10023

Attention: General Counsel

Email: marc.lawrence-apfelbaum@twcable.com

Facsimile No.: (212) 364-8254

Attention: Treasurer

Email: matthew.siegel@twcable.com

Facsimile No.: (212) 379-2594

TIME WARNER ENTERTAINMENT COMPANY, L.P.

60 Columbus Circle

New York, NY 10023

Attention: General Counsel

Email: marc.lawrence-apfelbaum@twcable.com

Facsimile No.: (212) 364-8254

Attention: Treasurer

Email: matthew.siegel@twcable.com

Facsimile No.: (212) 379-2594

EXHIBIT C

EXTENSION AGREEMENT

Citibank, N.A.,

as Administrative

Agent under the Credit Agreement

referred to below

Ladies and Gentlemen:

The undersigned hereby agrees to extend, effective             ,         , its Commitment Termination Date and Maturity Date under the Five-Year Credit Agreement dated as of April 27, 2012 among Time Warner Cable Inc., as Borrower, the Lenders party thereto and Citibank, N.A., as Administrative Agent (the “Credit Agreement”) for one year to [date to which the Commitment Termination Date and the Maturity Date are extended] pursuant to Section 2.04 of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York. This Extension Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[NAME OF LENDER]

By:
Title:

Agreed and Accepted:

TIME WARNER CABLE INC.

By:
Title:

CITIBANK, N.A., as Administrative Agent

By:
Title:

EXHIBIT D-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 27, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TIME WARNER CABLE INC., the several banks and other financial institutions from time to time party thereto and CITIBANK, N.A., as administrative agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[    ]

EXHIBIT D-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 27, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TIME WARNER CABLE INC., the several banks and other financial institutions from time to time party thereto and CITIBANK, N.A., as administrative agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[    ]

EXHIBIT D-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 27, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TIME WARNER CABLE INC., the several banks and other financial institutions from time to time party thereto and CITIBANK, N.A., as administrative agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[    ]

EXHIBIT D-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 27, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TIME WARNER CABLE INC., the several banks and other financial institutions from time to time party thereto and CITIBANK, N.A., as administrative agent.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[    ]